SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
KAYNE ANDERSON MLP INVESTMENT COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROXY STATEMENT
NOTICE OF 2006 SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
THE PROPOSAL APPROVAL OF A NEW INVESTMENT MANAGEMENT AGREEMENT
BOARD RECOMMENDATION
OTHER MATTERS
MORE INFORMATION ABOUT THE MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INVESTMENT ADVISER
ADMINISTRATOR
STOCKHOLDER COMMUNICATIONS

1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067
1-877-657-3863/MLP-FUND
October 20, 2006
Dear Fellow Stockholder:
A SPECIAL MEETING OF STOCKHOLDERS (the “Special Meeting”) of Kayne Anderson MLP Investment Company (the “Company”) will be held on November 30, 2006 at 9:00 a.m. Pacific Time at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. The enclosed Proxy Statement contains important information about changes we recommend for the Company.
At the Special Meeting, stockholders will be asked to:
(1)	approve a new investment management agreement (the “New Management Agreement”) between the Company and Kayne Anderson Capital Advisors, L.P. (the “Adviser”); and

(2)	transact any other business as may properly come before the Special Meeting or any adjournment thereof.
The New Management Agreement differs from the current investment management agreement only as a result of a change in the management fee and the effective and renewal dates.
The Board of Directors has unanimously approved the New Management Agreement and believes the New Management Agreement is in the best interests of the Company and its Stockholders. The Directors recommend that you vote in favor of the New Management Agreement.
Stockholders of record as of the close of business on October 6, 2006 are entitled to notice of and to vote at the Special Meeting (or any adjournment or postponement of the Special Meeting). Stockholders are invited to attend in person. If you plan to attend the Special Meeting, please so indicate on the enclosed proxy card and return it promptly in the enclosed envelope.
You may also cast your vote by mail by completing, signing, and returning the enclosed proxy card in the envelope provided. Whether or not you will be able to attend, PLEASE VOTE so that a quorum will be present at the Special Meeting. We ask you to read the Proxy Statement carefully and vote in favor of the approval of the New Management Agreement.
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY BY MAIL OR IN PERSON. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. PLEASE HELP AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

If you have any questions about the enclosed proxy or need any assistance in voting your shares, please call 800-284-1755 between the hours of 9:00 a.m. and 9:00 p.m., Eastern Time, Monday through Friday. Representatives will be happy to assist you through the voting process.
We appreciate your participation and prompt response in these matters and thank you for your continued support.

Sincerely,

Kevin S. McCarthy
CEO and President

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE PROXY STATEMENT
Q.	WHY IS THE FUND HOLDING A SPECIAL MEETING?

A.	Kayne Anderson Capital Advisors, L.P. (the “Adviser”) currently provides investment advisory services to Kayne Anderson MLP Investment Company (the “Company”), pursuant to an investment management agreement (the “Current Management Agreement”). The Company’s Board of Directors is seeking stockholder approval for a new investment management agreement between the Company and the Adviser (the “New Management Agreement”).

Q.	HOW WILL THE NEW MANAGEMENT AGREEMENT DIFFER FROM THE CURRENT AGREEMENT?

A.	Under the Current Management Agreement, the Adviser is paid quarterly a base management fee at an annual rate of 1.75% of the Company’s average total assets (the “Base Management Fee”), subject to a performance adjustment (the “Performance Adjustment”). The Performance Adjustment is based on the Company’s investment performance relative to the performance of the Standard and Poor’s (“S&P”) 400 Utilities Index plus 600 basis points (6.00%). The Performance Adjustment can result in up to a 1.00% increase or decrease to the Base Management Fee. As a result, the total management fee can range from an annual rate of 0.75% to an annual rate of 2.75%.

Under the New Management Agreement, the Adviser would be paid quarterly a fixed management fee at an annual rate of 1.375% of the Company’s average total assets, with no Performance Adjustment.

Q.	WHY IS THE BOARD RECOMMENDING A CHANGE TO THE CALCULATION OF THE MANAGEMENT FEE UNDER THE NEW MANAGEMENT AGREEMENT?

A.	The Board is recommending a change to the way in which the management fee is calculated for the following reasons:
•	The performance-based fee structure creates the risk that the Company will pay higher management fees in periods of poor absolute performance (even losses), but good performance relative to the S&P 400 Utilities Index.

•	The S&P 400 Utilities Index is not the most representative index of the Company’s target investments, even though it was believed to be the best available index for the Company’s target investments at the time the Current Management Agreement was approved. Since that time, however, two new MLP indices have been created that are more representative of the Company’s target investments. The Board believes it is no longer appropriate to benchmark the Company’s performance based on the S&P 400 Utilities Index. The Board considered whether to restructure the Performance Adjustment by replacing the S&P 400 Utilities Index with one of these newer indices, but recommends that stockholders approve a management fee without a performance adjustment for the other reasons given in the proxy statement.

•	The performance-based fee structure under the Current Management Agreement is difficult to calculate for most research analysts and investors, and has caused confusion for some current and prospective stockholders.

•	The fixed management fee structure proposed under the New Management Agreement will improve the Company’s ability to forecast expenses by making those expenses less variable. Those expenses affect the amount available for the quarterly dividend distributions to common stockholders.

•	The fixed management fee proposed under the New Management Agreement is lower than the Base Management Fee under the Current Management Agreement.
Q.	HOW WILL THE CHANGE TO THE MANAGEMENT FEE STRUCTURE UNDER THE NEW MANAGEMENT AGREEMENT IMPACT STOCKHOLDERS?
A.	The table below illustrates the Company’s management fee under the Current Management Agreement compared to the Company’s pro forma management fee if the New Management Agreement had been in place for the same period.

	Current Management		New Management
	Agreement		Agreement	Difference
Period	(annual rate)		(annual rate)	(annual rate)
Oct. 1, 2005 — Sept. 30, 2006(1)(2)	2.016	%(3)	1.375%	(0.641%)
Important Notes:

(1)	During the initial 12 months of the Company’s operations (from inception on September 28, 2004 through September 30, 2005), the Company paid a fee at an annual rate of 0.75% of total assets, with the Performance Adjustment calculated based on the Company’s performance during the 12 months ended September 30, 2005. Based on the Company’s performance during this initial period, no additional management fee attributable to the Performance Adjustment was paid. Following the initial 12-month period, the Performance Adjustment is calculated at the end of each of the Company’s fiscal quarters (February 28, May 31, August 31 and November 30).

(2)	The initial 12-month period of operations has been excluded from the calculation of the average rate for the period shown. The Company believes that this initial 12-month period, when the Company was not fully invested, is not representative of the performance of the Company now that it is fully invested.

(3)	The average rate does not reflect the variability of the management fee payable with respect to each fiscal quarter of the Company. The annualized rates were: 1.73% (October 1, 2005 — November 30, 2005); 0.75% (December 1, 2005 — February 28, 2006); 2.75% (March 1, 2006 — May 31, 2006); and 2.47% (June 1, 2006 — August 31, 2006). The average rate shown includes an accrual of 2.75% for September 1, 2006 — September 30, 2006, rather than an actual fee paid. The accrual was calculated based on the Company’s performance for the twelve months ended September 30, 2006. The actual fee payable for September 1, 2006 — September 30, 2006 will depend on the Company’s performance for the twelve months ended November 30, 2006, which will be calculated and paid as of November 30, 2006.

Q.	WHEN IS THE NEW MANAGEMENT AGREEMENT PROPOSED TO TAKE EFFECT?

A.	The New Management Agreement is proposed to take effect on December 1, 2006, at the start of the Company’s fiscal year, provided it is approved by stockholders on or before that date. If the Special Meeting is postponed or adjourned until after December 1, 2006 and the New Management Agreement is approved on a date other than the scheduled Special Meeting date, the effective date of the New Management Agreement will be the date it is approved by stockholders. The management fee rate applied from December 1, 2006 until the date of that approval would be the rate under the Current Management Agreement.

Q.	WHAT HAPPENS IF THE NEW MANAGEMENT AGREEMENT IS NOT APPROVED?

A.	If the stockholders of the Company do not approve the New Management Agreement, the Current Management Agreement will continue in effect. The Board of Directors will then consider whether and when to re-propose the New Management Agreement or a different management agreement, or to leave in place the Current Management Agreement.

Q.	HOW DOES THE BOARD OF DIRECTORS SUGGEST THAT I VOTE?

A.	The Board of Directors of the Company unanimously recommends that you vote “FOR” the New Management Agreement on the enclosed proxy card.

Q.	HOW CAN I VOTE?

A.	If your shares are held in “Street Name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to vote your shares. If you are a stockholder of record, you may authorize the persons named as proxies on the enclosed proxy card to cast the votes you are entitled to cast at the meeting by completing, signing, dating and returning the enclosed proxy card. Stockholders of record or their duly authorized proxies also may vote in person if able to attend the meeting.
Even if you plan to attend the Special Meeting, we urge you to return your proxy card. That will ensure that your vote is cast should your plans change.
This information summarizes information that is included in more detail in the Proxy Statement. We urge you to
read the Proxy Statement carefully.
If you have questions, please call 800-284-1755 between the hours of 9:00 a.m. and 9:00 p.m.,
Eastern Time, Monday through Friday.

1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067
1-877-657-3863/MLP-FUND
NOTICE OF 2006 SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of Kayne Anderson MLP Investment Company:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), will be held on Thursday, November 30, 2006 at 9:00 a.m. Pacific Time at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, to consider and vote on the following matters as more fully described in the accompanying proxy statement:
1.	To approve a new investment management agreement (the “New Management Agreement”) between the Company and Kayne Anderson Capital Advisors, L.P., the Company’s investment adviser; and

2.	To transact any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.
The New Management Agreement differs from the current investment management agreement only as a result of a change in the management fee and the effective and renewal dates.
Stockholders of record as of the close of business on October 6, 2006 are entitled to notice of and to vote at the meeting (or any adjournment or postponement of the meeting). Stockholders are invited to attend in person. If you plan to attend the Special Meeting, please so indicate on the enclosed proxy card and return it promptly in the enclosed envelope.
You may also cast your vote by mail by completing, signing, and returning the enclosed proxy card in the envelope provided. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Special Meeting.

By Order of the Board of Directors of the Company,
David J. Shladovsky
Secretary
October 20, 2006
Los Angeles, California

1800 Avenue of the Stars, Second Floor
Los Angeles, CA 90067
1-877-657-3863/MLP-FUND
PROXY STATEMENT
2006 SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 30, 2006
     This proxy statement is being sent to you by the Board of Directors of Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”). The Board of Directors is asking you to complete, sign, date and return the enclosed proxy card, permitting your votes to be cast at the special meeting of stockholders (the “Special Meeting”) called to be held on November 30, 2006 at 9:00 a.m. Pacific Time at the offices of the Company’s investment adviser, Kayne Anderson Capital Advisors, L.P. (the “Adviser”), at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Stockholders of record at the close of business on October 6, 2006 (the “Record Date”) are entitled to vote at the Special Meeting.
     You are entitled to one vote for each share of common stock and one vote for each share of preferred stock you hold on each matter on which holders of such shares are entitled to vote. This proxy statement and enclosed proxy are first being mailed to stockholders on or about October 19, 2006.
     It is expected that the solicitation of proxies will be primarily by mail. The Company’s officers and service contractors may also solicit proxies by telephone, telegraph, facsimile, internet or personal interview, and will tabulate proxies. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Company to forward solicitation material to their principals to obtain authorizations for the execution of proxies. The following summarizes the proposals (the “Proposals”) to be voted on at the Special Meeting:
1.	To approve a new investment management agreement between the Company and the Adviser (the “New Management Agreement”);

2.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.
     The Company will furnish to stockholders upon request, without charge, copies of its most recent Annual Report to Stockholders and its most recent Semi-Annual Report succeeding the Annual Report. Requests for such reports should be directed to the Company at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, or by calling 1-877-657-3863/MLP-FUND. The Company’s reports can be accessed on its website at www.kaynemlp.com or on the website of the Securities and Exchange Commission at www.sec.gov. Those reports should not be regarded as proxy soliciting material.
     Required Vote; Quorum.
     Approval of the New Management Agreement requires the affirmative vote of “a majority of the outstanding voting securities” (as defined in the Investment Company Act of

1940, as amended (the “1940 Act”)) of the Company. Under the 1940 Act, the vote of “a majority of the outstanding voting securities” means the vote (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy; or (ii) of more than 50% of the shares, whichever is the less. For this purpose, the holders of the Preferred Stock and the Common Stock will vote together as one class. Abstentions and broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining if a quorum is present, but will not be considered votes cast and, for purposes of (i) above, will have the same effect as votes cast against the proposal. A quorum shall consist of a majority of the shares issued, outstanding and entitled to vote.
     In the event that a quorum of the outstanding shares of the Company is not represented at the Special Meeting or at any adjournment thereof, or, even though a quorum is so represented, in the event that sufficient votes to approve the Proposal are not received, the persons named as proxies may propose and vote for one or more adjournments of the Special Meeting to be held within a reasonable time after the date originally set for the Special Meeting, and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the Proposal, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on the Proposal. Any such adjournment must be approved by a majority of the shares voting on the matter.

THE PROPOSAL
APPROVAL OF A NEW INVESTMENT MANAGEMENT AGREEMENT
     The Board of Directors recommends that stockholders approve the New Management Agreement. The proposed New Management Agreement differs from the current investment management agreement, dated September 28, 2004, as amended on January 21, 2005, between the Company and the Adviser (the “Current Management Agreement”), in that the New Management Agreement does not contain a performance adjustment to the management fee. The other terms of the New Management Agreement are substantively the same as the terms of the Current Management Agreement.
     Proxies that do not contain specific instructions to the contrary will be voted in favor of approval of the New Management Agreement. A form of the New Management Agreement is attached as Appendix A.
Change to the Management Fee Structure Under the New Management Agreement
     The Adviser currently provides investment advisory services to the Company under the Current Management Agreement. The Current Management Agreement was approved for its initial two-year term by the Board of Directors on July 12, 2004 and by the Company’s sole initial stockholder on September 27, 2004 when the Company commenced operations, and was subsequently renewed by the Board of Directors on September 14, 2006.
     The Current Management Agreement provides for the quarterly payment of a base management fee at an annual rate of 1.75% of the Company’s average total assets (the “Base Management Fee”), subject to a performance adjustment (the “Performance Adjustment”). The Performance Adjustment is calculated at the end of each fiscal quarter based on the Company’s investment performance for the trailing twelve-month period (the “Performance Period”) relative to the performance of the Standard & Poor’s (“S&P”) 400 Utilities Index over the Performance Period plus 600 basis points (6.00%) (the “Benchmark”). The Company’s investment performance (“Investment Performance”) is calculated as follows:
“...on a per share basis as a fraction, the numerator of which is the sum of (i) the Company’s net asset value at the end of the period minus its net asset value at the beginning of the period, (ii) any dividends or distributions paid by the Company during the period, (iii) taxes paid during or accrued (on a net basis) for the period, and (iv) management fees paid or accrued for the period, and the denominator of which is the Company’s net asset value at the beginning of the period.”
     The performance of the Benchmark is determined based on its total return (capital appreciation and dividends) over the relevant Performance Period (the “Benchmark Performance”). When the Company’s Investment Performance is better than the Benchmark Performance over the Performance Period, the Company pays the Adviser higher fees than the Base Management Fee. If the Company’s Investment Performance is less than the Benchmark Performance over the Performance Period, the Adviser is paid fees lower than the Base Management Fee. Each 1.00% of difference in the Investment Performance of the Company and the Benchmark Performance during the Performance Period results in a 0.20% adjustment to the Base Management Fee. The maximum annualized Performance Adjustment is +/- 1.00% of average total assets over the Performance Period which would be added to or deducted from the

Base Management Fee if the Company’s Investment Performance exceeded (or was exceed by) the Benchmark Performance by 5.00% or more.
     The following table demonstrates what the management fee, including the Performance Adjustment, would be under the Current Management Agreement, given different levels of Investment Performance of the Company as compared to the Benchmark Performance. These performance figures are not intended to suggest the actual past or expected future performance of the Company or the Benchmark.
Examples of Effect of Performance on the Management Fee

	Benchmark
	Performance	Base
Investment Performance	(S&P 400 Utilities	Management	Performance	Total
of the Company	Index plus 6.00%)	Fee	Adjustment	Management Fee
20.00% or higher	15.00%	1.75%	1.00%	2.75%
18.00%	15.00%	1.75%	0.60%	2.35%
15.00%	15.00%	1.75%	0.00%	1.75%
12.00%	15.00%	1.75%	(0.60)%	1.15%
10.00% or lower	15.00%	1.75%	(1.00)%	0.75%
     Under the New Management Agreement, the Adviser would be paid quarterly a management fee at an annual rate of 1.375% of the Company’s average total assets, which would not be subject to a performance adjustment. Therefore, at each of the performance levels in the table above, the management fee would be an annual rate of 1.375% of the Company’s average total assets.
Effect of the Removal of the Performance Adjustment
     Under the terms of the New Management Agreement, the Adviser will be paid quarterly a fixed management fee at an annual rate of 1.375% of the Company’s average total assets for the past quarter, which would not be subject to a performance adjustment.
     The management fee under the New Management Agreement is lower than the average rate paid by the Company to the Adviser for the period following the initial 12-month period ended September 30, 2005. It is impossible to predict accurately the impact of eliminating the performance adjustment on management fees if the New Management Agreement is approved as compared to management fees that the Company would pay under the Current Management Agreement. However, the effect that the proposed removal of the performance adjustment would have had on the Company’s fees is shown in the tables below, which compare fees under the Current Management Agreement to fees that would have been paid under the New Management Agreement.
     For the nine months ended August 31, 2006, the Company paid $20.9 million in management fees. Under the proposed New Management Agreement, the Company would have paid $15.1 million in management fees. For the fiscal year ended November 30, 2005, the Company paid $10.2 million in management fees versus $15.8 million it would have paid under the proposed New Management Agreement. However, the Company does not believe that comparing the management fee under Current Management Agreement to the management fee under the New Management Agreement during fiscal year 2005 is appropriate. The Company was not fully invested until the last quarter of fiscal year 2005.

Management Fee Comparisons

	Current	New
	Management	Management
	Agreement	Agreement	Difference
Period	(annual rate)	(annual rate)	(annual rate)
Oct. 1, 2005 — Sept. 30, 2006(1)(2)	2.016%(3)	1.375%	(0.641%)

Important Notes:

(1)	During the initial 12 months of the Company’s operations (from inception on September 28, 2004 through September 30, 2005), the Company paid a fee at an annual rate of 0.75% of total assets, with the Performance Adjustment calculated based on the Company’s performance during the 12 months ended September 30, 2005. Based on the Company’s performance during this initial period, no additional management fee attributable to the Performance Adjustment was paid. Following the initial 12-month period, the Performance Adjustment is calculated at the end of each of the Company’s fiscal quarters (February 28, May 31, August 31 and November 30).

(2)	The initial 12-month period of operations has been excluded from the calculation of the average rate for the period shown. The Company believes that this initial 12-month period, when the Company was not fully invested, is not representative of the performance of the Company now that it is fully invested.

(3)	The average rate does not reflect the variability of the management fee payable with respect to each fiscal quarter of the Company. The annualized rates were: 1.73% (October 1, 2005 — November 30, 2005); 0.75% (December 1, 2005 — February 28, 2006); 2.75% (March 1, 2006 — May 31, 2006); and 2.47% (June 1, 2006 — August 31, 2006). The average rate shown includes an accrual of 2.75% for September 1, 2006 — September 30, 2006, rather than an actual fee paid. The accrual was calculated based on the Company’s performance for the twelve months ended September 30, 2006. The actual fee payable for September 1, 2006 — September 30, 2006 will depend on the Company’s performance for the twelve months ended November 30, 2006, which will be calculated and paid as of November 30, 2006.
Fee and Expense Comparison

	Actual Current	Pro Forma New
	Management	Management
Annual Expenses:(1)	Agreement	Agreement
Management Fees(2)	2.68%	1.94%
Leverage Costs(3)	1.90%	1.90%
Other Expenses	0.23%	0.23%
Total Annual Expenses (excluding current and deferred income tax expenses)	4.81%	4.07%

(1)	Calculated as a percentage of net assets attributable to common stock as of August 31, 2006.

(2)	The management fees under the Current Management Agreement are annualized based on actual fees incurred during the nine months ended August 31, 2006. The management fees under the New Management Agreement are annualized based on pro forma fees for the nine months ended August 31, 2006.

(3)	Leverage costs are annualized based actual costs incurred during the nine months ended August 31, 2006.
     The purpose of the table above and the example below is to help you understand all fees and expenses that you would bear directly or indirectly as a holder of the Company’s common stock.

Expense Example:
     The following example illustrates the expenses that you would pay on a $1,000 investment in the Company’s common stock, assuming a 6.85% yield on total assets from interest, dividends and distributions, a 5% annual appreciation in net assets (prior to reinvestment of dividends and distributions) and expenses based on a base management fee of 1.75% under the Current Management Agreement, a fixed management fee of 1.375% under the New Management Agreement, a 3% annual increase in other operating expenses and a 38.5% tax rate. Based on these assumptions, under the Current Management, the annual expenses in year 1 are 4.55% before tax and 7.43% after tax, each expressed as a percent of net assets attributable to common stock. Under the New Management Agreement, the annual expenses would be 3.99% before tax and 7.03% after tax. The following example also assumes that all dividends and distributions are reinvested at net asset value.

	1 Year	3 Years	5 Years	10 Years
Under Current Management Agreement	$77	$235	$405	$894
Under New Management Agreement	$73	$223	$386	$862
     THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES. The example assumes that the estimated “Other Expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value and that the Company is engaged in leverage of 25% of total assets, assuming a 4.83% cost of leverage. The cost of leverage is expressed as an interest rate and represents the weighted average of interest payable on certain notes and dividends expected to be payable on certain preferred shares issues by the Company. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. Moreover, the Company’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
Information Concerning the Current Management Agreement and the New Management Agreement
     The terms of the New Management Agreement are identical to those of the Current Management Agreement except for (i) a change to the management fee structure described above; and (ii) the commencement date and term.
     If the New Management Agreement is approved by stockholders on the scheduled Special Meeting date or at any postponement or adjournment thereof, it will become effective December 1, 2006 (or the date of the adjournment at which it is approved by the stockholders) and will continue in effect for an initial period of two years and subsequent periods of one year thereafter provided that its continuance is approved by the Board of Directors, including a majority of the Independent Directors at an in-person meeting called for that purpose, or by vote of a majority of the Company’s outstanding shares. If the Special Meeting is postponed or adjourned until after December 1, 2006 and the New Management Agreement is approved on a date other than the scheduled Special Meeting date, the effective date of the New Management Agreement will be the date it is approved by stockholders. The management fee rate applied from December 1, 2006 until the date of that approval would be the rate under the Current Management Agreement.
     If the New Management Agreement is not approved by stockholders, the Current Management Agreement will continue in effect from year to year provided it is approved annually by a majority of the Board of Directors, including a majority of the Independent Directors, at an in-person meeting called for that purpose, or by vote of a majority of the Company’s outstanding shares. At an in-person meeting on September 14, 2006, the Board of

Directors, including the Independent Directors, approved the continuance of the Current Management Agreement until the earlier of September 27, 2007 or the approval of the New Management Agreement by the stockholders of the Company.
     Both the Current Management Agreement and the New Management Agreement provide that they may be terminated by the Company at any time, without the payment of any penalty, by the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding shares of the Company on 60 days’ written notice to the Adviser. Each Agreement provides that it may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days’ written notice to the Company. Each Agreement also provides that it will automatically terminate in the event of its assignment, within the meaning of the 1940 Act. This means that an assignment of either Agreement to an affiliate of the Adviser would normally not cause a termination of the Agreement.
Why the Board is Recommending a Change to the Management Fee Structure
     For the period following the initial 12 months of the Company’s operations, the Company’s Investment Performance exceeded the Benchmark Performance more often than it did not, and the Adviser received or accrued a management fee at an average annualized rate of 2.016% (please see the prior comparison table and accompanying notes). Although the Adviser has benefited from the Performance Adjustment, it nevertheless recommended to the Board of Directors, and the Board of Directors in turn is recommending to stockholders, removing the Performance Adjustment for the following reasons:
•	The performance-based fee structure creates the risk that the Company could pay higher management fees in periods of poor absolute performance (even losses), but good performance relative to the Benchmark. Because the Performance Adjustment is calculated based on the Company’s Investment Performance relative to the Benchmark Performance, it is possible that in a quarter where the Company’s Investment Performance is poor in absolute terms, but nonetheless outperforms the Benchmark Performance, the Company could pay management fees to the Adviser that include a positive Performance Adjustment.

•	The S&P 400 Utilities Index is not the most representative index of the Company’s target investments, even though it was believed to be the best available index for the Company’s target investments at the time the Current Management Agreement was approved. Since that time, however, two new MLP indices have been created that are more representative of the Company’s target investments. The Board believes it is no longer appropriate to benchmark the Company’s performance based on the S&P 400 Utilities Index. The Board considered whether to restructure the Performance Adjustment by replacing the S&P 400 Utilities Index with one of these newer indices, but recommends that stockholders approve a management fee without a performance adjustment for the other reasons given in this proxy statement.

•	The performance-based fee structure under the Current Management Agreement is difficult to calculate for most research analysts and investors, and has caused confusion for some current and prospective stockholders. A fixed management fee structure should eliminate this confusion.

•	The fixed management fee structure proposed under the New Management Agreement will improve the Company’s ability to forecast expenses by making those expenses less variable. Those expenses affect the amount available for the quarterly dividend distributions to common stockholders. A non-variable, fixed management fee would enable the Company to more accurately forecast cash available for dividend distributions to common stockholders.

•	The fixed management fee proposed under the New Management Agreement is lower than the Base Management Fee under the Current Management Agreement. Under the Current Management Agreement the Adviser is paid a Base Management Fee at an annual rate of 1.75%, which is higher than the 1.375% fixed annual rate proposed under the New Management Agreement.
Information Regarding the Adviser
     Kayne Anderson Capital Advisors, L.P. is a registered investment advisor located at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. The Adviser and its affiliates provide investment advisory services for a variety of individuals and institutions, and had approximately $5.7 billion in assets under management as of September 30, 2006.
     Since its inception in 2004, Kevin S. McCarthy has served as the Company’s President, CEO and Chairman of the Board of Directors. Mr. McCarthy and J.C. Frey have served as co-portfolio managers of the Company since its inception. They have been employees of the Adviser since 2004 and 1997, respectively. The following officers of the Company are employees and/or shareholders of the Adviser.

Name	Office with the Company
Kevin S. McCarthy	President, Chief Executive Officer and Chairman
Terry A. Hart	Chief Financial Officer and Treasurer
David J. Shladovsky	Secretary and Chief Compliance Officer
J.C. Frey	Vice President, Assistant Secretary and Assistant Treasurer
James C. Baker	Vice President
     The Adviser’s principal executive officers and their principal occupations are shown below. The address of each principal executive officer is the same as that of the Company.

Name	Principal Occupation with the Adviser
Richard A. Kayne	Chief Executive Officer
Robert V. Sinnott	President and Chief Investment Officer
David J. Shladovsky	General Counsel
John F. Daley	Chief Financial Officer
Judith M. Ridder	Chief Compliance Officer
     There have been no purchases or sales of securities of the Adviser since the beginning of the Company’s most recently completed fiscal year by any of the Directors of the Company. The Adviser is controlled through its general partner, Kayne Anderson Investment Management, Inc., by KA Holdings, Inc., the address of each of which is the same as that of the Adviser. By reason of their ownership of a majority of KA Holdings, Inc.’s voting shares, Richard A. Kayne and John E. Anderson may each be considered a “controlling person” of each of KA Holdings, Inc., Kayne Anderson Investment Management, Inc. and the Adviser.
     The Company paid commissions to a broker-dealer affiliated with the Adviser (KA Associates, Inc.) but did not pay any fees, other than fees pursuant to the Current Management Agreement, to the Adviser or any of its affiliates during the fiscal year ended November 30, 2005. Commissions paid by the Company for the fiscal year ended November 30, 2005, to KA Associates, Inc. totaled approximately $12,000 and, for the fiscal year-to-date through September 30, 2006 totaled approximately $43,000. Those commissions were paid pursuant to the requirements of Rule 17e-1 under the Investment Company Act of 1940, as amended, and the Company’s related procedures. Those commissions were also reported, reviewed and approved by the Company’s Board of Directors, including separately by its Independent Directors, at each quarterly meeting of that Board.
Matters Considered by the Board of Directors
     To assist with its consideration of the New Management Agreement, the Board of Directors received various written materials at the meeting and at other times throughout the year, including (i) information on the advisory personnel of the Adviser, including compensation arrangements; (ii) information on the internal compliance procedures of the Adviser; (iii) comparative information showing how the Company’s proposed fee schedule and anticipated operating expenses compare to other registered investment companies that follow investment strategies similar to those of the Company; (iv) information regarding brokerage and portfolio transactions; (v) comparative information showing how the Company’s performance compares to other registered investment companies that follow investment strategies similar to those of the Company; and (vi) information on any legal proceedings or regulatory audits or investigations affecting the Adviser.
     After receiving and reviewing these materials, the Board of Directors, at an in-person meeting held on September 14, 2006, discussed the terms of the New Management Agreement. Representatives from the Adviser attended the meeting and presented additional oral and written information to the Board of Directors to assist in its considerations. The Adviser also discussed its expected profitability from its relationship with the Company assuming the New Management Agreement was approved by the Board of Directors and Company stockholders compared to the Current Management Agreement. The Adviser also discussed various alternatives it would consider if the New Management Agreement is not approved. The Directors who are not parties to the New Management Agreement or “interested persons” (as defined in the 1940 Act) of any such party (the “Independent Directors”) also met in executive session to further discuss the terms of the New Management Agreement and the information provided by the Adviser.
     The Independent Directors reviewed various factors, detailed information provided by the Adviser at the meeting and at other times throughout the year, and other relevant information and factors including the following, no single factor of which was dispositive in their decision whether to approve the New Management Agreement:
     The nature, extent, and quality of the services to be provided by the Adviser
     The Independent Directors considered the scope and quality of services that would be provided by the Adviser under the New Management Agreement and noted that the scope of services provided under the Current Management Agreement was identical to the scope of services to be provided under the New Management Agreement. The Independent Directors considered the quality of the investment research capabilities of the Adviser and the other resources the Adviser has dedicated to performing services for the Company. The quality of other services, including the Adviser’s assistance in the coordination of the activities of some of the Company’s other service providers, also was considered. The Independent Directors also considered the nature and quality of the services provided by the Adviser to the Company in light of their experience as Directors of the Company and another investment company managed by the Adviser, their confidence in the Adviser’s integrity and competence gained from that experience and the Adviser’s responsiveness to questions or concerns raised by them in the past. The Independent Directors concluded that the Adviser has the quality and depth of personnel and investment methods essential to performing its duties under the New Management Agreement and that the nature and the proposed cost of such advisory services are fair and reasonable in light of the services provided.
     The Company’s performance under the management of the Adviser
     The Independent Directors reviewed information pertaining to the performance of the Company. This data compared the Company’s performance to the performance of certain other registered investment companies that follow investment strategies similar to those of the Company. The comparative information showed that the performance of the Company compares favorably to other similar funds. The Independent Directors also considered the fact that the Company has historically outperformed the Benchmark for a majority of the relevant periods. Based upon their review, the Independent Directors concluded that the Company’s investment performance over time has been consistently above average compared to other closed-end funds that focus on investments in energy-related master limited partnerships. The Independent Directors noted that in addition to the information received for this meeting, the Independent Directors also receive detailed performance information for the Company at each regular Board of Directors meeting during the year. The Independent Directors did consider the investment performance of another investment company managed by the Adviser but did not consider the performance of other accounts of the Adviser as there were no accounts similar enough to be relevant.
     The costs of the services to be provided by the Adviser and the profits to be realized by the Adviser and its affiliates from the relationship with the Company
     The Independent Directors then considered the costs of the services provided by the Adviser, recognizing that it is difficult to make comparisons of profitability from investment advisory contracts. The Independent Directors considered that the Adviser’s relationship with the Company is one of its significant sources of revenue. The Independent Directors considered certain benefits the Adviser realizes due to its relationship with the Company. In particular, they noted that the Adviser has soft dollar arrangements under which certain brokers may provide industry research to the Adviser’s portfolio managers through the use of a portion of the brokerage commissions generated from the Adviser’s trading activities on behalf of the Company. The Independent Directors acknowledged that the Company’s stockholders also benefit from these soft dollar arrangements because the Adviser is able to receive this research, which is used in the management of the Company’s portfolio, by aggregating securities trades.
     The Independent Directors considered other benefits relating to the relationship between the Adviser and the Company, such as the brokerage commissions paid by the Company to KA Associates, Inc.
     The Independent Directors also considered what the Company’s management fee would be under the New Management Agreement in comparison to the management fees of funds within the Company’s peer group and believed such comparisons to be acceptable to the Company, particularly because of the potential decrease in the fee under the New Management Agreement compared to the Current Management Agreement. One significant justification for a higher fee for the Company compared to certain of its peer funds is the greater investment in private transactions by the Company, which are viewed as potentially more complex and difficult.
     The extent to which economies of scale would be realized as the Company grows and whether fee levels reflect these economies of scale for the benefit of stockholders
     The Independent Directors also considered possible economies of scale that the Adviser could achieve in its management of the Company. They considered the anticipated asset levels of the Company, the information provided by the Adviser relating to its estimated costs, and information comparing the fee rate to be charged by the Adviser with fee rates charged by other unaffiliated investment advisers to their investment company clients. The Independent Directors also considered the Adviser’s commitment to increasing staff devoted to managing the Company as the assets of the Company increase, and its commitment to retaining its current professional staff in a competitive environment for investment professionals. The Independent Directors concluded that the fee structure was reasonable in view of the information provided by the Adviser. The Independent Directors also noted that the fee structure currently does not provide for a sharing of any economies of scale that might be experienced in the current environment.
     In determining whether to approve the New Management Agreement and recommend its approval to stockholders, the Board of Directors drew the following further conclusions:
     The Board of Directors concluded that, based on the materials presented to them and the discussions the Board of Directors had with representatives of the Adviser and the Company’s service providers, the fixed quarterly management fee under the New Management Agreement of an annual rate of 1.375% of the Company’s average total assets for the past quarter would help eliminate the confusion and unpredictability associated with the Performance Adjustment under the Current Management Agreement and eliminate the possibility of stockholders or the Adviser experiencing either inordinately high or low management fees unrelated to more recent performance or absolute performance levels. The Board determined that the management fee of 1.375% of average total assets under the New Management Agreement is fair and reasonable, based in part on the favorable comparison to the average management fee paid under the Current Management Agreement following the initial 12 months of the Company’s operations. The management fee under the New Management Agreement is significantly lower (0.641% lower) than the average management fee that the Company has paid or accrued for the period following the initial 12-month period under the Current Management Agreement, which was an average annual rate of 2.016% of average total assets. The Board of Directors noted that the proposed management fee under the New Management Agreement exceeded by approximately 0.40% the average management fee charged by other closed-end funds that focus on investments in energy-related master limited partnerships and, despite that difference, concluded that the New Management Agreement is in the best interests of stockholders in light of the favorable performance of the Company in relation to those other funds.
Vote Required
     Approval of the New Management Agreement requires the affirmative vote of the lesser of (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy; or (ii) of more than 50% of the shares.
BOARD RECOMMENDATION
     THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NEW MANAGEMENT AGREEMENT.

OTHER MATTERS
     The Board of Directors of the Company knows of no other matters that are intended to be brought before the Special Meeting. If other matters are properly presented at the Special Meeting, the proxies named in the enclosed form of proxy will vote on those matters in their sole discretion.
MORE INFORMATION ABOUT THE MEETING
     Stockholders. At the Record Date, the Company had the following numbers of shares of stock issued and outstanding:

Shares of Common Stock	Shares of Preferred Stock
37,846,912	3,000
     To the knowledge of the Company’s management, as of August 31, 2006: there were no persons holding beneficially more than 5% of the Company’s outstanding Common Stock; none of the Company’s Directors owned 1% or more of its outstanding Common Stock; and the Company’s officers and Directors owned, as a group, less than 1% of its outstanding Common Stock.
     How Proxies Will Be Voted. All proxies solicited by the Board of Directors that are properly executed and received at or prior to the Special Meeting, and that are not revoked, will be voted at the Special Meeting. Votes will be cast in accordance with the instructions marked on the enclosed proxy card. If no instructions are specified, the persons named as proxies will cast such votes FOR the proposal. We know of no other matters to be presented at the Special Meeting. However, if another proposal is properly presented at the Special Meeting, the votes entitled to be cast by the persons named as proxies on the enclosed proxy card will cast such votes in their sole discretion.
     How To Vote. If your shares are held in “Street Name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to cast your votes. If you are a stockholder of record, you may authorize the persons named as proxies to cast the votes you are entitled to cast at the meeting by completing, signing, dating and returning the enclosed proxy card. Stockholders of record or their duly authorized proxies may vote in person if able to attend the Special Meeting.
     Expenses and Solicitation of Proxies. The expenses of preparing, printing and mailing the enclosed proxy card, the accompanying notice and this proxy statement and all other costs, in connection with the solicitation of proxies will be borne by the Company. The Company may also reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of the Company. The Company has hired InvestorConnect, a division of the Altman Group, at an anticipated cost of approximately $60,000 to solicit proxies from brokers, banks, other institutional holders and individual stockholders. In order to obtain the necessary quorum at the meeting, additional solicitation may be made by mail, telephone, telegraph, facsimile or personal interview by officers, employees and representatives of the Company, the Adviser, the Company’s transfer agent, or by brokers or their representatives. Any costs associated with such additional solicitation are not anticipated to be significant. The Company will not pay any representatives of the Company or the Adviser any additional compensation for their efforts to supplement proxy solicitation.

     Revoking a Proxy. At any time before it has been voted, you may revoke your proxy by: (1) sending a letter revoking your proxy to the Secretary of the Company at the Company’s offices located at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067; (2) properly executing and sending a later-dated proxy; or (3) attending the Special Meeting, requesting return of any previously delivered proxy, and voting in person.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 30(h) of Investment Company Act of 1940 and Section 16(a) of the Securities Exchange Act of 1934 require the Company’s directors and officers, investment adviser, affiliated persons of the investment adviser and persons who own more than 10% of a registered class of the Company’s equity securities to file forms reporting their affiliation with the Company and reports of ownership and changes in ownership of the Company’s shares with the Securities and Exchange Commission and the New York Stock Exchange. Those persons and entities are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of those forms furnished to the Company, the Company believes that its Directors and officers, the Adviser and affiliated persons of the Adviser have complied with all applicable Section 16(a) filing requirements during the last fiscal year. To the knowledge of management of the Company, no person owns beneficially more than 10% of a class of the Company’s equity securities.
INVESTMENT ADVISER
     Kayne Anderson Capital Advisors, L.P. is the Company’s investment adviser. Its principal office is located at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.
ADMINISTRATOR
     Bear Stearns Funds Management Inc. (the “Administrator”) provides certain administrative services to the Company, including but not limited to preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. The Administrator is located at 383 Madison Avenue, 23rd Floor, New York, New York 10179.
STOCKHOLDER COMMUNICATIONS
     Stockholders may send communications to the Board of Directors. Communications should be addressed to the Secretary of the Company at its principal offices at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. The Secretary will forward any communications received directly to the Board of Directors. The Company does not have a policy with regard to Director attendance at Special Meetings. The Special Meeting is the Company’s second Special Meeting.

By Order of the Board of Directors

David J. Shladovsky
Secretary

October 20, 2006

APPENDIX A
KAYNE ANDERSON MLP INVESTMENT COMPANY
Amended and Restated Investment Management Agreement
     THIS AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of the [ ] day of [ ], 2006, by and between Kayne Anderson MLP Investment Company, a Maryland corporation (hereinafter called the “Company”), and Kayne Anderson Capital Advisors, L.P., a California limited partnership (hereinafter called the “Manager”).
WITNESSETH:
     WHEREAS, the Company is a non-diversified, closed-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor;
     WHEREAS, the Company desires to retain the Manager to render advice and services to the Company pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services; and
     WHEREAS, the Company and the Manager previously entered into that certain Investment Management Agreement dated as of September 27, 2004 (the “Original Agreement”) and each now desires that the Original Agreement be replaced and superseded in its entirety by this Agreement;
     NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:
     1. Appointment of Manager. The Company hereby employs the Manager and the Manager hereby accepts such employment, to render investment advice and management services with respect to the assets of the Company for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Company’s Board of Directors (“the Board”).
     2. Duties of Manager.
          (a) General Duties. The Manager shall act as investment manager to the Company and shall supervise investments of the Company in accordance with the investment objectives, programs and restrictions of the Company as provided in the Company’s governing documents, including, without limitation, the Company’s Charter and Bylaws, or otherwise and such other limitations as the Board may impose from time to time in writing to the Manager. Without limiting the generality of the foregoing, the Manager shall: (i) furnish the Company with advice and recommendations with respect to the investment of the Company’s assets and the purchase and sale of portfolio securities for the Company, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Company with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Board may reasonably request; (iii) manage the investments of the Company, subject to the ultimate supervision and direction of the Board; (iv) provide persons satisfactory to the Board to act as officers and employees of the Company (such officers and employees, as well as certain directors, may be directors, officers, partners, or employees of the Manager or its affiliates); and (v) render to the Board such periodic and special reports with respect to the Company’s investment activities as the Board may reasonably request.
          (b) Brokerage. The Manager shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager. In placing the Company’s securities trades, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution, so that the Company’s total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party.
     It is also understood that it is desirable for the Company that the Manager have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Company than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Company may be made with brokers who provide such research and analysis, subject to review by the Board from time to time with respect to the extent and continuation of this practice to determine whether the Company benefits, directly or indirectly, from such practice. It is understood by both parties that the Manager may select broker-dealers for the execution of the Company’s portfolio transactions who provide research and analysis as the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager in connection with its services to other clients.
     On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Company as well as of other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients.
          (c) Administrative Services. The Manager shall oversee the administration of the Company’s business and affairs although the provision of administrative services, to the extent not covered by subparagraphs (a) or (b) above, is not the obligation of the Manager under this Agreement. Notwithstanding any other provisions of this Agreement, the Manager shall be entitled to reimbursement from the Company for all or a portion of the reasonable costs and expenses, including salary, associated with the provision by Manager of personnel to render administrative services to the Company.

     3. Best Efforts and Judgment. The Manager shall use its best judgment and efforts in rendering the advice and services to the Company as contemplated by this Agreement.
     4. Independent Contractor. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Company in any way, or in any way be deemed an agent for the Company. It is expressly understood and agreed that the services to be rendered by the Manager to the Company under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.
     5. Manager’s Personnel. The Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Board may desire and reasonably request.
     6. Reports by Company to Manager. The Company will from time to time furnish to the Manager detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to the Company’s investments as may be in its possession or available to it, together with such other information as the Manager may reasonably request.
     7. Expenses.
          (a) With respect to the operation of the Company, the Manager is responsible for (i) the compensation of any of the Company’s directors, officers, and employees who are affiliates of the Manager (but not the compensation of employees performing services in connection with expenses which are the Company’s responsibility under Subparagraph 7(b) below) and (ii) providing office space and equipment reasonably necessary for the operation of the Company.
          (b) The Company is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Company, including all fees and expenses of its custodian, stockholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its net asset value and of maintaining its books of account required under the 1940 Act; exchange listing fees; taxes, if any; expenditures in connection with meetings of the Company’s stockholders and Board that are properly payable by the Company; salaries and expenses of officers and fees and expenses of directors or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; expenses of the Manager or of the Company’s directors, officers, and employees, including those who are affiliates of the Manager, reasonably incurred in connection with arranging, structuring or administering proposed and existing investments for the Company, which may be allocated to the Company on an equitable basis; insurance premiums on property or personnel of the Company which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Company or other communications for distribution to existing stockholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing stockholder accounts, including all charges for transfer, stockholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Company, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.
          (c) To the extent the Manager incurs any costs by assuming expenses which are an obligation of the Company as set forth herein, the Company shall promptly reimburse the Manager for such costs and expenses, except to the extent the Manager has otherwise agreed to bear such expenses. To the extent the services for which the Company is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Company to the extent of the Manager’s actual costs for providing such services.
     8. Investment Advisory and Management Fee.
          (a) The Company shall pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to the Company pursuant to this Agreement, a management fee, computed and paid quarterly at an annual rate of 1.375% of the total assets of the Company for such quarter.
          (b) Total assets for each quarterly period will be determined by averaging the total assets at the last day of that quarter with the total assets at the last day of the prior quarter (or as of the effective date of the Agreement). The Company’s total assets shall be equal to the Company’s average quarterly gross asset value (which includes assets attributable to or proceeds from the Company’s use of preferred stock, commercial paper or notes issuances and other borrowings), minus the sum of the Company’s accrued and unpaid dividends on any outstanding common stock and accrued and unpaid dividends on any outstanding preferred stock and accrued liabilities (other than liabilities associated with borrowing or leverage by the Company and any accrued taxes). Liabilities associated with borrowing or leverage by the Company include the principal amount of any borrowings, commercial paper or notes issued by the Company, the liquidation preference of any outstanding preferred stock, and other liabilities from other forms of borrowing or leverage such as short positions and put or call options held or written by the Company.
          (c) The management fee may be amended in writing from time to time by the Company and the Manager.
          (d) The Manager may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Company under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a quarterly basis. Any fee withheld pursuant to this paragraph from the Manager shall be reimbursed by the Company to the Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the reduction to the extent approved by the Company’s disinterested directors. The Manager may not request or receive reimbursement for prior reductions or reimbursements before payment of the Company’s operating expenses for the current year and cannot cause the Company to exceed any more restrictive limitation to which the Manager has agreed in making such reimbursement.
          (e) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Company. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.
     9. Conflicts with Company’s Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Charter, Bylaws, or any applicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.
     10. Manager’s Liabilities.
          (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Company or to any stockholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Company.
          (b) The Company shall indemnify and hold harmless the Manager and the partners, members, officers and employees of the Manager and its general partner (any such person, an “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party’s performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.
          (c) No provision of this Agreement shall be construed to protect any director or officer of the Company, or officer of the Manager (or its managers), from liability in violation of Sections 17(h) and (i) of the 1940 Act.
     11. Non-Exclusivity. The Company’s employment of the Manager is not an exclusive arrangement, and the Company may from time to time employ other individuals or entities to furnish it with the services provided for herein.

     12. Consent To The Use Of Name. The Manager hereby consents to the use by the Company of the name “Kayne Anderson” as part of the Company’s name; provided, however, that such consent shall be conditioned upon the employment of the Manager or one of its affiliates as the investment adviser of the Company. The name “Kayne Anderson” or any variation thereof may be used from time to time in other connections and for other purposes by the Manager and its affiliates and other investment companies that have obtained consent to the use of the name “Kayne Anderson”. The Manager shall have the right to require the Company to cease using the name “Kayne Anderson” as part of the Company’s name if the Company ceases, for any reason, to employ the Manager or one of its affiliates as the Company ‘s investment adviser. Future names adopted by the Company for itself, insofar as such names include identifying words requiring the consent of the Manager, shall be the property of the Manager and shall be subject to the same terms and conditions.
     13. Term. This Agreement shall become effective upon approval by a vote of a majority of the outstanding voting securities of the Company at a meeting called for the purpose of voting on such approval and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Company at least annually by (i) the Board or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the directors who are not parties to this Agreement nor interested persons thereof (other than as directors of the Company), cast in person at a meeting called for the purpose of voting on such approval.
     14. Termination. This Agreement may be terminated by the Company at any time without payment of any penalty, by the Board or by the vote of a majority of the outstanding voting securities of the Company, upon sixty (60) days’ written notice to the Manager, and by the Manager upon sixty (60) days’ written notice to the Company.
     15. Termination by Assignment. This Agreement shall terminate automatically in the event of any assignment thereof, within the meaning of the 1940 Act.
     16. Notice of Limited Liability. The Manager agrees that the Company’s obligations under this Agreement shall be limited to the Company and to its assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Company nor from any director, officer, employee or agent of the Company.
     17. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the parties hereto.
     18. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.
     19. Definitions. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the 1940 Act.
     20. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year written on the first page of this Agreement.

KAYNE ANDERSON MLP INVESTMENT COMPANY	KAYNE ANDERSON CAPITAL ADVISORS, L.P.

By:	By:

Name: Kevin McCarthy	Name: David Shladovsky

Title: Chief Executive Officer	Title: Secretary

PROXY	PROXY
KAYNE ANDERSON MLP INVESTMENT COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2006 SPECIAL MEETING OF STOCKHOLDERS – NOVEMBER 30, 2006
The undersigned stockholder of Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), hereby appoints David J. Shladovsky and J.C. Frey, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2006 Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held at 1800 Avenue of the Stars, Second Floor, Los Angeles, CA, on November 30, 2006, at 9:00 a.m., Pacific Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Special Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the proposal. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.
Ú PLEASE DETACH AT PERFORATION BEFORE MAILING Ú
KAYNE ANDERSON MLP INVESTMENT COMPANY
SPECIAL MEETING PROXY CARD
AUTHORIZED SIGNATURES
— THIS SECTION MUST BE COMPLETED
Please sign exactly as your name appears. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Signature	Date

Signature(s)(if held jointly):	Date
(continued from reverse side)

KAYNE ANDERSON MLP INVESTMENT COMPANY
SPECIAL MEETING PROXY CARD
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW
AND, IF NO CHOICE IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.
1.	AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT, TO APPROVE AN AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND KAYNE ANDERSON CAPITAL ADVISORS, L.P.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
2.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.
Please complete, sign, date and return this proxy promptly in the enclosed envelope.
No postage is required if mailed in the United States.